ONE AMERICAN CORP.

                         PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS

                         APRIL 24, 1996

                          INTRODUCTION

      This Proxy Statement is submitted in connection with the solicitation of Proxies by the Board of Directors of One American Corp. (the "Company") for use at the 1996 Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, April 24, 1996, at 6:30 P.M., at the Main Office of First American Bank and Trust (the "Bank") at 2785 Hwy. 20 West, Vacherie, Louisiana
70090, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Meeting on or about March 29, 1996.

                       PROXY SOLICITATION

      The matters to be considered and voted upon at the Meeting will be:

      1. Election of Directors. Electing fifteen (15) directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are elected and qualified. The persons whose names will be placed in nomination at the Meeting for the fifteen available seats on the Board of Directors are:

     Craig G. Brazan                 Ozane J. Gravois, III
     E. V. Cazenave, Jr.             Anthony J. Nobile
     Michael J. Cazenave             Carl J. Poche
     Dean T. Falgoust                David J. Vial
     J. B. Falgoust                  Craig A. Vitrano
     Preston L. Falgoust             Albert J. Waguespack
     Marcel T. Graugnard, Jr.        Francis A. Waguespack, Jr.
     Honora F. Gravois

      2.  Other Business.  Transacting such other business as may
properly   come  before  the  Meeting  and  any  adjournment   or
adjournments thereof.

      This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and its subsidiaries may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities.

      A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by notifying Ms. Gloria A. Kliebert, Secretary, One American Corp., Post Office Box 550, Vacherie, Louisiana 70090, in writing, prior to the beginning of the Meeting. In addition, the powers of the Proxy Holders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions specified on the Proxy. If no instruction is specified in your Proxy with respect to any proposal to be acted upon, the shares represented by your executed Proxy will be voted in favor of the proposal listed on the Proxy. If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Company's Board of Directors.

          VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      There were issued and outstanding 1,351,615 shares of the Company's Common Stock on March 22, 1996, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of the Company's Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the Company as of the Record Date.

      Management of the Company knows of no persons who owns, beneficially or of record, either individually or together with associates, 5% or more of the outstanding shares of the Company's Common Stock. The following table sets forth, as of March 22, 1996, the number and percentage of shares of the Company's outstanding Common Stock beneficially owned, directly or indirectly, by each of the Company's directors and nominees for directors, principal shareholders, and executive officers, and by the directors and executive officers of the Company as a group. Management is not aware of any arrangements that may, at a subsequent date, result in a change of control of the Company.

      Name Of              Amount and Nature           Percent
  Beneficial Owner      of Beneficial Ownership      of Class (1)
Craig G. Brazan                 26,732 (2)                1.98
E. V. Cazenave, Jr.             43,720                    3.23
Michael J. Cazenave             12,822                    0.95
Dean T. Falgoust                29,095                    2.15
J. B. Falgoust                  62,962                    4.66
Preston L. Falgoust             11,430                    0.85
Luke T. Granier, Jr.            14,445                    1.07
Marcel T. Graugnard, Jr.        22,490                    1.66
Honora F. Gravois                8,450                    0.63
Ozane J. Gravois, III            2,840                    0.21
Anthony J. Nobile               10,480                    0.78
Carl J. Poche, M.D.             14,080                    1.04
David J. Vial, M.D.             15,500 (3)                1.15
Craig A. Vitrano, M.D.          15,375 (4)                1.14
Albert J. Waguespack            15,240                    1.13
Francis   A.  Waguespack,Jr.    15,000                    1.11
Directors  and  Executive
Officers  of the  Company      342,337                  25.33
as a Group (17 persons)

   (1)  Based upon 1,351,615 shares presently outstanding.
   (2) Includes 13,817 shares subject to the usufruct of his mother, Mrs. Mercedes B. Brazan.
   (3) Includes 14,500 shares held in the name of Mercy Clinic Corporation - Money Purchase Pension Plan for the benefit of David J. Vial, M.D.
   (4) Includes 3,000 shares held for the benefit of his minor children.

                      ELECTION OF DIRECTORS

      The Company's By-laws provide that the number of directors of the Company shall initially consist of the number of directors
(12) named in the Articles of Incorporation. Thereafter, the number of directors which constitute the entire Board shall be determined by resolution of the Board of Directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. The Board of Directors has fixed the number of directors to be elected at this Meeting at fifteen
(15).

      The persons named below will be nominated for election as directors at the Meeting to serve until the 1997 Annual Meeting of Shareholders, and until their successors are elected and have qualified. Cumulative voting for the election of directors is prohibited by the Company's Articles of Incorporation. It is intended that the shares in respect of which proxies are given pursuant to this solicitation will be voted "For" the election as directors of all 15 persons listed below as nominees, unless a shareholder specifies in his Proxy that authority to vote for the election of directors is withheld. In the event that any nominee should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable to serve if elected.

      Section 3.13 of the Company's By-laws provides for certain limitations for qualifying as a director. The limitations for qualifying as a director provide that a nominee for director shall not have reached the age of seventy (70). Also, any nominee for director must be actively engaged in a business or professional activity regardless of age.

      The following table sets forth the names of and certain information as of March 22, 1996, concerning the persons to be nominated by the Board of Directors for election as directors of the Company:

                                                          First
   Name and Title             Principal Occupation         Year
 Other Than Director Age     During Past Five Years     Appointed
                                                         Director

Craig G. Brazan       41    Petroleum Engineer             1986
                            Marathon Oil Company

E. V. Cazenave, Jr.   67    President                      1986
                            Cazenave Motor Company,
                            Inc.

Michael J. Cazenave   47    Pharmacist                     1992
                            Eckerd Drugs

Dean T. Falgoust      37    Director of Taxes - Legal      1992
                            and Planning
                            Attorney
                            Freeport-McMoRan Inc.

J. B. Falgoust        68    Banking                        1982
     President              President, First American
                            Bank &    Trust

Preston L. Falgoust   62    Retailer                       1982
                            Chauvin Business Systems,
                            Inc.
                            Formerly engaged in
                            farming

Marcel T. Graugnard,  45    Retailer                       1982
Jr.                         President, Graugnard, Inc.

Honora F. Gravois     66    Contractor                     1993
                            President, M & H Builders,
                            Inc.

Ozane J. Gravois,     40    Farming                        ---
III                         Gravois Farms

Anthony J. Nobile     48    Attorney                       1992
                            Martin, Himel, Peytavin &
                            Nobile

Carl J. Poche, M.D.   63    Physician                      1986
                            Coroner of St. James
                            Parish

David J. Vial, M.D.   67    Surgeon                        1991
                            Coroner of St. Charles
                            Parish

Craig A. Vitrano,     41    Physician                      1993
M.D.

Albert J. Waguespack  65    Oil Distributor and Farmer     1993
                            Waguespack Oil Co. and AJW
                            Farms

Francis A.            69    Retailer                       1982
Waguespack, Jr.             President, Vacherie Mart,
                            Inc.

      The above nominees for director includes one individual who has not previously served on the Company's board of Directors, namely, Mr. Ozane J. Gravois, III, who resides in Lutcher,
Louisiana, and is a farmer with Gravois Farms.

      All of the nominees named above, other than Mr. Ozane J. Gravois, III, have served as members of the Company's Board of Directors for the past year and will continue to serve if elected at the Meeting until the 1997 Annual Meeting and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company or the Bank acting within their capacities as such. The following family relationships exists between the directors, nominees and executive officers of the Company: Messrs. E. V. Cazenave, Jr. is the uncle of Michael J. Cazenave; J. B. Falgoust is the father of Dean T. Falgoust; and, Francis A. Waguespack, Jr. is the brother of Albert J. Waguespack. No director or officer of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

                  DIRECTORS' MEETINGS AND FEES

      The Company's Board of Directors met eight (8) times during
1995.   All  directors  attended  at  least  75  percent  of  the
Company's Board of Directors meetings.

      There were no standing committees of the Company's Board of Directors in 1995. However, the Bank, the major subsidiary of the Company, had a standing Audit Committee, Loan Committee, EDP Steering Committee, Compensation Committee, Retirement Committee, and the Strategic Business Plan Committee on which certain members of the Company's Board of Directors served. During 1995, the Board of Directors of the Bank met thirteen (13) times, the Compensation Committee met one (1) time, the Audit Committee met four (4) times, the Loan Committee met twelve (12) times, the Strategic Business Plan Committee met four (4) times, and the EDP Steering Committee met five (5) times.

      Members of the Company's Board of Directors are compensated $175 for each meeting attended, $400 for each Bank Board meeting attended and $225 for each Bank Committee meeting attended, except for the Loan Committee which receive $400 for each meeting attended.

               REMUNERATION OF EXECUTIVE OFFICERS

      No executive officer of the Company received remuneration during 1995, except in his/her capacity as a director or executive officer of the Bank. The following information is furnished with respect to cash and cash-equivalent forms of remuneration from the Bank paid or accrued in 1995 to (i) each of the highest paid executive officers of the Company for whom such remuneration exceeded $100,000, and (ii) all executive officers of the Company, as a group. The figures set forth below are for the full fiscal year of 1995.

                     CASH COMPENSATION TABLE
     Name and                                    Other Annual
Principal Position     Year      Salary    Bonus Compensation
                                                      (1)
J. B. Falgoust,        1995      175,512  18,234      --
President and CEO      1994      164,730   5,195
                       1993      160,735   1,750

Executive Officers     1995      330,091  30,342      --
as a group (3          1994      308,399   9,826
persons)               1993      300,798   3,250

     (1) The Company (or the Bank) does not provide any other compensation or personal benefits in excess of the lesser of (a) 10% of such person's compensation reported above or (b) $25,000 to any of its principal officers.

                          PENSION PLAN

      The Bank adopted a retirement plan for employees in 1965. Contributions under the Bank's actuarial retirement plan are not included in the Cash Compensation Table because contributions for specified persons cannot readily be separated or individually calculated by the actuary for the plan. For the year 1995, the Bank contributed $215,630 to this retirement plan. Remuneration under the plan is defined as the base pay of those employees who have reached age 21 and who have completed one year of service providing that the employees complete 1,000 hours of service per year. The normal retirement date is the first day of the month coincident with or next following age 65. Monthly income for retirement on the normal retirement date is based on the following benefit formula.

     BENEFIT  FORMULA:  Monthly retirement income  equal  to
     (a) 2.35% of final average monthly compensation multiplied by the number of years of credited service, not in excess of 15 years, (b) 1.25% of final average monthly compensation multiplied by the number of years of credited service over 15 years but less than 35 years, and (c) 0.65% of final average monthly compensation in excess of covered compensation multiplied by the number of years of credited service up to 35 years.

      The estimated annual benefit payable upon retirement at normal retirement age for Mr. J. B. Falgoust is $111,999 plus an estimated $16,872 from Social Security for a total of $128,871. Mr. J. B. Falgoust has been employed since 1951 with the Bank and is currently age 68 and has been employed with the Bank for a forty-four (44) year period.

                  TRANSACTIONS WITH MANAGEMENT

      All of the directors and executive officers of the Company (who serve in the same capacity with the Bank) and the companies with which they are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The highest amount of loans at any time during 1995 to directors, officers, and their related interests was $2,197,000, which represented 8.75% of the Bank's equity capital accounts at such time. As of December 31, 1995, the amount of such loans outstanding was $1,955,000 which represented 6.71% of the Bank's equity capital accounts. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and executive officers as a group, loans to individual directors and officers must comply with the Bank's lending policies and statutory lending limits.

      Since January 1, 1995, and for some time prior thereto, the Company and the Bank have engaged the law firm of Martin, Himel, Peytavin & Nobile to provide general legal advice and services. Mr. Anthony Nobile, a director of the Company and the Bank, is an attorney and partner in the law firm. During 1995, the firm received $21,608 for legal services rendered to the Company. Mr. Dean T. Falgoust, an attorney and director, has also provided the Company and the Bank with legal advice from time to time during 1995.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Bank's Board of Directors consists of Messrs. Dean T. Falgoust, J. B. Falgoust, Preston L. Falgoust, Luke T. Granier, Jr., Marcel T. Graugnard, Jr., Carl J. Poche, and Francis A. Waguespack, Jr. Mr. J. B. Falgoust is the chief executive officer of the Company and the father of Dean T. Falgoust; however, they do not participate in any deliberations of the Committee concerning the chief executive officer's compensation.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of the Bank meets once or twice each year to set the salaries of the senior executives and other personnel of the Bank. In determining the salary payable to the executives of the Bank, the

Committee reviews the performance of the Bank and the executives during the last fiscal year in setting the salaries for the following fiscal year. In the process of determining the proper salary adjustments for the executive officers, the Committee reviews the performance of the Bank with that of banks of similar size as reported to it by the Federal Deposit Insurance Corporation. The Committee also reviews salary surveys of other similar size institutions published by the Louisiana Bankers Association and other similar trade organizations. During 1994, the Committee implemented a performance based compensation system for the Company designed to reward employees and executive officers based on individual performance and the profitability of the Bank. The following directors served on the Compensation
Committee:

Dean T. Falgoust         Marcel   T.  Graugnard, Jr.
J. B. Falgoust           Carl J. Poche
Preston L. Falgoust      Francis  A. Waguespack, Jr.
Luke T. Granier, Jr.

                      PERFORMANCE GRAPH

     The graph on the following page compares the cumulative total shareholder return on the shares of the Company with the cumulative total return of the NASDAQ Stock Market Index for U. S. companies and the NASDAQ Index for Bank Stocks for the five year period ending December 31, 1995. The graph assumes that $100 was invested on January 1, 1990, in Company Common Stock and the two indices presented, and that dividends on the Company's Common Stock were reinvested in Company Common Stock. The cumulative total return on the Company's Common Stock for this five-year period was 320%. The cumulative total returns for all U. S. stocks quoted on the NASDAQ Stock Market and for all bank stocks quoted on the NASDAQ Stock Market for the same five year period as measured by the above indices were approximately 193% and 351%, respectively.

    [The performance graph is located here in the paper form]

                       1990    1991    1992    1993    1994    1995
One American Corp.     $100    $103    $114    $154    $256    $420
NASDAQ Banks           $100    $164    $238    $308    $311    $451
NASDAQ Stocks          $100    $161    $188    $216    $209    $293

                   INDEPENDENT ACCOUNTANTS

     The firm of Hannis T. Bourgeois & Co., L.L.P., Baton Rouge, Louisiana, served as independent certified public accountants for the Company and the Bank with respect to the year 1995, and has been selected to be the Company's independent certified public accountants for 1996. All services rendered were approved by the Bank's Audit Committee, which has determined the firm of Hannis T. Bourgeois & Co., L.L.P. to be independent. It is expected that one or more representatives of Hannis T. Bourgeois & Co., L.L.P. will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

                        ANNUAL REPORT

     Copies of the Annual Report for the year ended December
31, 1995, have been forwarded to you prior to or simultaneously with this Proxy Statement. Additional copies of this report and copies of the Company's 10K report are available upon request to the Secretary.

                    SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's 1997 Annual Meeting of Shareholders is December 31,
1996.
                        OTHER MATTERS

     Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in accordance with the recommendations of the Company's Board of Directors on such matters, and discretionary authority to do so is included in the Proxy.

ONE AMERICAN CORP.
/S/ Gloria A Kliebert
Gloria A. Kliebert Secretary
Dated: March 29, 1996

                     ONE AMERICAN CORP.
                      2785 HWY. 20 WEST
                  Vacherie, Louisiana 70090

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD APRIL 24, 1996

TO THE SHAREHOLDERS OF ONE AMERICAN CORP.

     NOTICE IS HEREBY GIVEN that, pursuant to the By-laws of One American Corp. (the "Company") and the call of its Board of Directors, the 1996 Annual Meeting of Shareholders of One American Corp. (the "Meeting") will be held on Wednesday, April 24, 1996 at 6:30 p.m., at the Main Office of First
American Bank and Trust (the "Bank"), 2785 Hwy. 20 West, Vacherie, Louisiana 70090, for the purpose of considering and voting upon the following matters:

      1. Election of Directors. Electing the following fifteen (15) persons to the Board of
           Directors to serve until their successors are elected and qualified:

Craig G. Brazan               Ozane J. Gravois, III
E. V. Cazenave, Jr.           Anthony J. Nobile
Michael J. Cazenave           Carl J. Poche
Dean T. Falgoust              David J. Vial
J. B. Falgoust                Craig A. Vitrano
Preston L. Falgoust           Albert J. Waguespack
Marcel T. Graugnard, Jr.      Francis A. Waguespack, Jr.
Honora F. Gravois

      2. Other Business. Transacting such other business as may properly come before the Annual
          Meeting and any adjournments thereof.

      The Board of Directors has fixed the close of business on March 22, 1996, as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting.

                              By   Order  of  the  Board  of
                              Directors
                              /S/ Gloria A. Kliebert
                              Gloria A. Kliebert, Secretary


Dated March 29, 1996

      TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. IF YOU DO ATTEND THE MEETING IN PERSON YOUR PROXY WOULD BE RELEASED TO YOU AT YOUR REQUEST.

                          ONE AMERICAN CORP.
  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 1996,
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, a shareholder of One American Corp., a Louisiana corporation (the "Company"), hereby appoints J. B. Falgoust, Marcel T. Graugnard, Jr. and Preston L. Falgoust, or any of them, the true and lawful proxies and attorneys-in-fact of the undersigned with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at the principal office of the Company, 2785 Hwy. 20 West, Vacherie, Louisiana, on April 24, 1996, at 6:30 P.M., and any and all adjournments thereof, and to vote, with all the powers the undersigned would possess if then personally present, all shares of the Common Stock of the Company that the undersigned would then have the power to vote, on the following matters:

1.   VOTE     FOR___         AGAINST___         ABSTAIN___the proposal
to elect: Craig G. Brazan, E. V. Cazenave, Jr., Michael J. Cazenave, Dean T. Falgoust, J. B. Falgoust, Preston L. Falgoust, Marcel T. Graugnard, Jr., Honora F. Gravois, Ozane J. Gravois, III, Anthony J. Nobile, Carl J. Poche, David J. Vial, Craig A. Vitrano, Albert J. Waguespack, and Francis A. Waguespack, Jr., as directors for one year.

To withhold authority to vote for any nominee(s), write the nominee's name(s) on the following line:

         _____________________________________________________
            (Continued and to be signed on the other side)

2. In their discretion, on any other matters which may properly come before the meeting or any adjournment thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
                              SPECIFIED,
              THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

The undersigned hereby ratifies and confirms all that the above named proxies, or their substitutes, may lawfully do by virtue hereof;
revokes all previous proxies; and acknowledges receipts of the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated March 29, 1996.

Dated:                                  _____________________________
                                        Signature of Shareholder

                                        _____________________________
                                        Signature of Shareholder

                                        Please  sign exactly  as  your
                                        name(s)    appear(s)   hereon.
                                        When   signing  as   attorney,
                                        executor,       administrator,
                                        trustee,     guardian,      or
                                        corporate   official,   please
                                        give  your  full  title.    If
                                        shares are held jointly,  each
                                        holder should sign.

    Please indicate if you plan to attend the meeting. YES___NO___ PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY IN THE ENCLOSED
                        POSTAGE PAID ENVELOPE.